Exhibit 23(g)(4)

                               ADMINISTRATION AND

                          ACCOUNTING SERVICES AGREEMENT

                                     BETWEEN
s
                   MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST

                                       AND

                                MELLON BANK, N.A.

                                       FOR

                    MELLON INSTITUTIONAL MARKET NEUTRAL FUND

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                                TABLE OF CONTENTS

SECTION                                                                    PAGE
-------                                                                    ----
DEFINITIONS ............................................................      2
ARTICLE I - ADMINISTRATION SERVICES ....................................      3
   1.     APPOINTMENT OF MELLON ........................................      3
   2.     ADMINISTRATION SERVICES ......................................      3
   3.     SUPERVISION OF TRANSFER AGENT AND OTHER SERVICE PROVIDERS ....      4
ARTICLE II - ACCOUNTING SERVICES .......................................      4
   1.     APPOINTMENT OF MELLON ........................................      4
   2.     ACCOUNTING SERVICES ..........................................      4
   3.     NET ASSET VALUE SERVICE ......................................      5
ARTICLE III - GENERAL MATTERS ..........................................      7
   1.     STANDARD OF CARE; SCOPE OF RESPONSIBILITIES ..................      7
   2.     INDEMNIFICATION; LIABILITY OF A FUND .........................      7
   3.     FORCE MAJEURE ................................................      8
   4.     COMMUNICATIONS ...............................................      9
   5.     COMPENSATION AND EXPENSES ....................................      9
   6.     TERM AND TERMINATION .........................................      9
   7.     INSPECTION OF BOOKS AND RECORDS ..............................     10
   8.     SERVICE LEVEL AGREEMENTS .....................................     10
   9.     MISCELLANEOUS ................................................     10
APPENDIX A. AUTHORIZED PERSONS .........................................    A-1
APPENDIX B. TRUST OFFICERS .............................................    B-1
APPENDIX C. FEES AND EXPENSES ..........................................    C-1
APPENDIX D. SERVICE LEVEL AGREEMENTS ...................................    D-1

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                               ADMINISTRATION AND
                          ACCOUNTING SERVICES AGREEMENT

      This Agreement is effective as of the 18th day of December, 2006, and is between Mellon Institutional Funds Investment Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, on behalf of Mellon Institutional Market Neutral Fund (the "Fund"), having its principal office and place of business at One Boston Place, Boston, Massachusetts 02108, and Mellon Bank, N.A. ("Mellon"), a national bank with its principal place of business at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

                              W I T N E S S E T H:

      WHEREAS, the Fund is currently the subject of a Custody, Administration and Accounting Services Agreement previously entered into between the Trust and Mellon dated October 1, 2003, as amended (the "Prior Agreement");

      WHEREAS, the Trust desires to transfer custody of the Fund to a third party and have Mellon continue to provide administration and accounting services to the Fund and Mellon agrees to continue to perform such services; and

      WHEREAS, the Trust and Mellon agree that the Fund will no longer be subject to the Prior Agreement and that this Agreement will supersede the Prior Agreement with respect to Mellon's provision of administration and accounting services for the Fund;

      NOW THEREFORE, the Trust and Mellon agree as follows:

                                   DEFINITIONS

      The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1. "Act": the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time.

2. "Agreement": this Agreement and any amendments hereto.

3. "Assets": any of the Fund's investments, including Securities, and foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

4. "Authorized Person": the Chairman of the Trust's Board, its President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board to give Instructions on behalf of the Fund that is listed in the Certificate annexed hereto as Appendix B or such other Certificate as may be received by Mellon from time to time.

5. "Board": the Board of Trustees of the Trust.

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6. "Certificate": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to Mellon, which is actually received by Mellon and signed on behalf of the Trust on behalf of the Fund by an Authorized Person or Persons designated by the Board to issue a Certificate.

7. "Instructions": (a) all directions to Mellon from an Authorized Person pursuant to the terms of this Agreement; (ii) all directions by or on behalf of the Fund to Mellon in its corporate capacity (or any of its affiliates) with respect to contracts for foreign exchange; (iii) all directions by or on behalf of the Fund pursuant to an agreement with Mellon (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by Mellon (or any of its affiliates) (e.g., the "Workbench web site") and (iv) all directions by or on behalf of the Fund pursuant to any other agreement or procedure between Mellon (or any of its affiliates) and the Fund, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement. Instructions shall be in writing, transmitted by first class mail, overnight delivery, private courier, facsimile, or shall be an electronic transmission subject to Mellon's policies and procedures, other institutional delivery systems or trade matching utilities as directed by an Authorized Person and supported by Mellon, or other methods agreed upon in writing by the Fund and Mellon. Mellon may, in its discretion, accept oral directions and instructions from an Authorized Person and may require confirmation in writing.

8. "Securities Act": the Securities Act of 1933 and the rules and regulations thereunder, all as amended from time to time.

9. "Security" or "Securities": bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Fund.

10. "Shares": shares of beneficial interest of the Fund, however designated.

11. "Valuation Date": each day on which a valuation is determined which shall be any day that the New York Stock Exchange is open for trading except as may otherwise be provided by order of the Securities and Exchange Commission.

                      ARTICLE I. - ADMINISTRATION SERVICES

1. Appointment of Mellon. The Board appoints Mellon to provide administration services to the Fund for the period and on terms as set forth below in this Article. Mellon accepts such appointment and agrees to furnish such services during the period of this Agreement.

2. Administration Services.

      a. Financial Reporting. Mellon will (i) prepare the trial balance and supporting documents for the Fund's semi-annual reports; (ii) coordinate the preparation, typesetting and distribution of the Fund's financial statements;
(iii) make available and provide to the Fund financial information required by the Fund in the preparation of its registration statements and

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financial reports required by federal securities laws; (iv) coordinate with the
Fund's independent auditors; and (v) oversee the preparation and distribution of the Fund's semi-annual and annual reports.

      b. Regulated Investment Company Compliance. Mellon will monitor and prepare regular compliance reports as agreed upon by the Fund and Mellon from time to time relating to the Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.

      c. Board Reporting. Mellon will prepare financial and administrative reports to the Trust's Board as requested by the Trust and prepare such other reports and information as agreed upon by the Trust and Mellon from time to time.

      d. Tax Reporting. Mellon will (i) prepare trial balances and tax adjustments in connection with the preparation of the Fund's federal tax returns; (ii) review tax disclosure in the Fund's annual reports to shareholders; (iii) monitor and report on capital gain distributions; (iv) monitor and report on capital loss carry forwards; (v) prepare year-end shareholder tax information; and (vi) prepare year-end Form 1099 Miscellaneous.

3. Supervision of Transfer Agent and Other Service Providers. Mellon shall oversee the provision of transfer agent services to the Fund by Dreyfus Transfer, Inc. ("DTI") pursuant to a Transfer Agency Agreement dated as of October 1, 2003, between DTI and the Trust on behalf of the Fund, as such agreement may be amended from time to time. Mellon also shall serve as liaison between the Trust and its other services providers as agreed upon from time to time by the Trust and Mellon. As part of its oversight obligations, Mellon shall be responsible for monitoring and reporting to the Fund the performance of service levels agreed upon by the Trust and DTI. In addition, Mellon shall seek to ensure that DTI adheres to the service levels agreed upon by the Trust and DTI.

                 ARTICLE II. - ACCOUNTING AND VALUATION SERVICES

1. Appointment of Mellon. The Board appoints Mellon to provide accounting services to the Fund for the period and on terms as set forth in this Agreement. Mellon accepts such appointment and agrees to furnish such services as set forth below in this Article during the period of this Agreement.

2. Accounting Services. Subject to the supervision and direction of the Trust, Mellon undertakes to provide the following services with respect to the Fund:

      a. Valuation of Assets. Valuing the Fund's Assets, maintaining general Fund ledgers and calculating the net asset value of the Assets of the Fund in accordance with the rules for valuation and procedures, as set forth in Appendix D or otherwise agreed in writing between the parties, for the performance of services set forth hereunder.

      b. Other Accounting Services. Providing the Fund with such other accounting services and reports as may be reasonably requested by the Trust and agreed to by Mellon in

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writing, provided that the Fund supplies all necessary information enabling
Mellon to provide such services.

      c. Maintenance of Books and Records. Mellon will keep and maintain on behalf of the Fund such books and records as the Trust and Mellon may agree upon from time to time.

      d. Property of Client. Mellon agrees that all records which it maintains for the Fund shall be considered the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund's request; provided, however, that Mellon is hereby authorized to retain any such records as may be required by applicable law or Mellon's policies and procedures.

      e. Accounting Services Statement. If, within ninety (90) days after Mellon sends the Fund a statement with respect to the accounting services or reports provided, the Trust or the Fund has not given Mellon written notice of any exception or objection thereto, such statement shall be deemed to have been approved, and, in such case, Mellon shall not be liable for any matters in such statements. Mellon reserves the right to claim the benefit of the common law doctrine latches as the same may apply to errors which should have reasonably been discovered sooner by a reasonable review of a statement. The Trust on behalf of the Fund (or its designee) shall have the right at its own expense to inspect Mellon's books and records directly relating to the Fund during Mellon's normal business hours.

3. Net Asset Value Service.

      a. Valuation. Mellon agrees to provide to the Fund, its service providers or its agents for each Valuation Date a net asset value calculation service for the Fund. The total net assets ("TNA") of the Fund on a Valuation Date shall equal the aggregate value of the Assets of the Fund less the value of the accrued liabilities of the Fund. The TNA of the Fund shall be determined in accordance with the Fund's pricing and valuation procedures, as set forth in Appendix D or otherwise agreed in writing between the parties, a true and correct copy of which shall be provided to Mellon. Mellon is authorized to obtain and rely upon prices and quotes from independent pricing services or from the Trust, an investment adviser to the Trust or the Fund or a person authorized to provide such information as set forth in the Fund's pricing and valuation procedures. Mellon shall be without liability or responsibility for any loss occasioned by such reliance. When prices from independent pricing services utilized by Mellon are not readily available or the Trust, an investment adviser or such authorized person believes such prices are inaccurate or unreliable, the Trust shall direct, or cause its investment advisers or such authorized person to direct, Mellon as to a price or quote to be used; and Mellon shall be fully protected in relying upon and acting in accordance with such direction in determining the price or quote.

      b. Net Asset Valuation per Share. The net asset value per Share ("NAV") shall be determined by dividing the TNA of the Fund by the number of outstanding Shares of the Fund on a Valuation Date as determined by Mellon or as reported to Mellon by the Trust, the Fund, its service providers or its agents. Provided that the TNA of the Fund on a Valuation Date and the total value of each shareholder's interest in the Fund on such Valuation Date remain the same, the Trust on behalf of the Fund may direct Mellon to increase or decrease the total number of outstanding Shares of the Fund with a corresponding change in the NAV of the Fund.

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      c. Multiple Classes. To the extent the Fund offers multiple classes of shares, Mellon shall provide the same net asset value service to the Fund on a per class.

      d. Reconciliation; Transmission of NAV.

            (i) The Trust shall assist, and shall cause the Fund's investment advisers, service providers and agents to assist, with the reconciliation of the Fund's investment transactions and asset positions. If Mellon receives information from the Trust or the Fund, its investment adviser, service providers or agents, Mellon shall be entitled to rely upon, and shall be fully protected when relying upon and acting in accordance with, any such information (including, but not limited to, underlying investment values and information concerning purchases and sales or other information necessary for Mellon to determine the Fund's TNA or NAV).

            (ii) Mellon shall transmit to the Trust on behalf of the Fund or its agent on each Valuation Date (or promptly following TNA or NAV reconciliation, if later) a file identifying the NAV of the Fund, and the Shares outstanding (as applicable), as of the Valuation Date.

      e. Restatement of NAV.

            (i) If there has been a misstatement of NAV of the Fund on any Valuation Date, Mellon shall restate the Fund's NAV and/or reconcile participating shareholder accounts in accordance with the Trust's procedures for correcting fund pricing errors as set forth in Appendix D or otherwise agreed in writing between the parties, a true and correct copy of which has been provided to Mellon. Such procedures may be amended from time to time as agreed upon by Mellon and the Trust.

            (ii) In the event of a purchase of Shares of a Fund by a shareholder associated with a misstated NAV and in the event that participating shareholder accounts are to be corrected pursuant to the procedures described in subsection e(i) above, each affected shareholder's account shall be corrected by effecting a purchase or sale of Shares, as appropriate, of the Fund using the corrected NAV and the dollar amount equal to the dollar amount associated with the purchase or sale of shares, as appropriate, at the misstated NAV. If there are insufficient Shares of the Fund for a participating shareholder to enable any such corrected sale transaction to be effected, the Fund shall cause the participating shareholder to repay to the Fund any such amount distributed to or otherwise transferred for the benefit of each affected participating shareholder in excess of the amount to which the participating shareholder was entitled had the sale proceeds been determined at the corrected NAV.

            (iii) The cost of making corrections to the NAV of the Fund and/or shareholder accounts shall not be borne by Mellon except to the extent that Mellon has been negligent in the performance of its duties under this Agreement.

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                         ARTICLE III. - GENERAL MATTERS

1. Standard of Care; Scope of Responsibilities.

      a. Standard of Care. Mellon shall be required to exercise reasonable care with respect to its duties hereunder unless otherwise specifically provided herein.

            (i) Notwithstanding any other provision of this Agreement, Mellon shall not be liable for any loss, cost, expense, claim, or damage, including reasonable legal fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of Mellon.

Mellon may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or the Fund or of its own counsel, at the expense of the Trust or the Fund after consultation with the Trust or Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

2. Indemnification; Liability of the Fund.

      a. Indemnification of Mellon. The Trust on behalf of the Fund shall indemnify and hold Mellon, its directors, officers, employees, shareholders and agents (each, a "Mellon Indemnified Party") harmless from all liability, including any loss, cost, expense, claim or damage, including reasonable legal fees, suffered or incurred by a Mellon Indemnified Party arising out of the performance of its obligations under this Agreement except to the extent Mellon or any of its officers, employees or agents have not met the standard of care applicable to such obligations under this Agreement. Each Mellon Indemnified Party shall be indemnified and held harmless by the Fund and from the Assets of the Fund from and against any such loss, cost, expense, claim, damage or liability (including reasonable legal expenses) which a Mellon Indemnified Party may sustain or incur or which may be asserted against a Mellon Indemnified Party by any person by reason of, or as a result of (i) any action taken or omitted by Mellon or its officers, employees or agents in good faith hereunder, (ii) reliance upon any instrument, certificate, order, or other document reasonably believed by Mellon or its officers, employees or agents to be genuine and to be signed, countersigned or executed by any duly authorized person, (iii) reliance upon written instructions or oral instructions reasonably believed to be issued by the Trust, the Fund or an Authorized Person or upon the opinion of legal counsel for the Trust or the Fund or counsel for Mellon, or (iv) any act or failure to act by Mellon or its officers, employees or agents in good faith reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. Indemnification herein shall not apply to acts or failure to act by Mellon or its officers, employees or agents in cases of its or their own negligence or willful misconduct in the performance of its or their own duties hereunder.

      b. Indemnification of Trust. Mellon shall indemnify and hold the Trust, its trustees, officers, employees and agents (each, a "Trust Indemnified Party") from all liability, including any loss, cost, expense, claim or damage, including reasonable legal fees, suffered or incurred by a Trust Indemnified Party arising out of or attributable to Mellon's negligence or willful misconduct in the performance of its duties under this Agreement. However, a Mellon

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Indemnified Party shall not be liable for any act or omission of any other person in carrying out any responsibility imposed upon such person and under no circumstances shall Mellon or a Mellon Indemnified Party be liable for any indirect, consequential, or special damages with respect to the services provided under this Agreement.

      c. Reliance on Information and Third Parties. In performing its services under this Agreement, Mellon may rely upon prices, holdings and other information provided by the Trust, Authorized Persons and any services or sources that are authorized by the Trust or that are customarily used by Mellon for such information. . While Mellon will take reasonable precautions to ensure that such information provided is accurate, Mellon shall be without liability or responsibility for any loss occasioned by such reliance. Due to the nature and source of information and the necessity of relying on various information sources, most of which are external to Mellon, Mellon shall have no liability for direct or indirect use of such information from third parties.

      d. Fund Data. The Trust acknowledges that Mellon will be receiving, analyzing, relying and acting upon certain accounting information and other data maintained and/or provided by the Trust or its agents on behalf of the Fund ("Fund Data"), which Fund Data is necessary for Mellon to use in meeting its obligations under this Agreement. Notwithstanding anything in this Agreement to the contrary, the Trust on behalf of the Fund shall be solely responsible for the accuracy, completeness and timeliness of all Fund Data provided to Mellon and Mellon shall be entitled to rely fully upon such Fund Data without liability or responsibility for any loss occasioned by such reliance. Mellon shall have no liability for and shall be indemnified to the extent provided in this Article against, any losses, claims, liabilities, fees, damages, costs or expenses incurred by the Trust on behalf of the Fund or the Fund's underlying shareholders or any other third party arising from or relating to, inaccurate, incorrect, untimely or duplicative Fund Data.

      e. Compliance with Securities Laws. Except to the extent of Mellon's obligations as set forth in this Agreement, the Trust on behalf of the Fund assumes full responsibility for compliance with all applicable requirements of the Securities Act, the Act, and any other laws, rules and regulations of governmental authorities having jurisdiction. Mellon shall have no obligation to take cognizance of any laws relating to the sale of the Shares of the Fund.

      f. Obligations of the Trust. The Trust and Mellon agree that the obligations of the Fund under this Agreement shall not be binding upon any of the trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust or the Fund, individually, but are binding only upon the assets and property of the Fund. Any responsibility or liability of the Trust or the Fund under any provision of this Agreement shall be satisfied solely from the Assets of the Trust or the Fund.

3. Force Majeure. Notwithstanding anything in this Agreement to the contrary, Mellon shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation,

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imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

4. Communications.

      a. Instructions. In performing the services under this Agreement, Mellon shall act in accordance with the Instructions of the Trust, the Fund or an Authorized Person acting on behalf of the Trust or the Fund. Instructions by letter or facsimile must be signed, or purport to be signed, by an Authorized Person.

      b. Reliance on Instructions. Mellon shall be entitled to rely upon any Instruction, notice or other instrument in writing received by Mellon and reasonably believed by Mellon to be genuine and to be signed by an officer of the Trust or an Authorized Person of the Fund. Where Mellon is issued Instructions orally, the Trust on behalf of the Fund acknowledges that, if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Fund shall not be affected if such confirmation is not received or is contrary to oral Instructions given. Mellon shall be under no duty to question any direction of an Authorized Person, to review any property held in the account, to make any suggestions with respect to the investment of the Assets of the Fund, or to evaluate or question the performance of any Authorized Person.

5. Compensation and Expenses.

      a. Appendix C. The Trust on behalf of the Fund will compensate Mellon for its services rendered under this Agreement and reimburse Mellon for its expenses, in accordance with Appendix C, which appendix may be modified in writing upon mutual agreement of the Trust and Mellon from time to time.

      b. Payment. Mellon will bill the Fund as soon as practicable after the end of each calendar month for the amount of its compensation and reimbursable expenses. The Trust on behalf of the Fund will promptly pay, or cause to be paid, to Mellon the amount of such billing.

      c. Payment upon Termination. Upon termination of this Agreement with respect to the Fund before the end of the month, Mellon's compensation for such period shall be prorated according to the proportion that such period bears to the full month period.

6. Term and Termination.

      a. Effective Date. This Agreement shall be effective on the date first set forth above and shall remain in force until terminated pursuant to subsection
(b) of this Section.

      b. Termination. Mellon may terminate this Agreement by giving the Trust on behalf of the Fund at least 180 days' notice in writing, specifying the date of such termination. The

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Trust on behalf of the Fund may terminate this Agreement by giving Mellon at least sixty (60) days' notice in writing, specifying the date of such termination.

      c. Survival of Provisions. In the event of a dispute following the termination of this Agreement with respect to the Fund, the provisions of Sections 1, 2, 3, 4, 5, 6, and 8 of Article III shall be deemed to continue to apply to the obligations and liabilities of the parties with respect to the Fund.

7. Inspection of Books and Records. The books and records of Mellon with respect to the Fund shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust on behalf of the Fund at the Trust's own expense and with prior written notice to Mellon, and by the appropriate employees of any regulatory entity with jurisdiction over the Fund, including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the National Futures Association and the National Association of Securities Dealers.

8. Service Level Agreements. Mellon and the Trust may agree from time to time to establish service level agreements that set forth the procedures and guidelines to be followed generally by Mellon and the Trust in connection with the administration and accounting services to be provided under this Agreement ("Service Level Agreements"). Appendix D hereto sets forth the form of any such Service Level Agreements as of the date of this Agreement. In the event a conflict arises between a Service Level Agreement and this Agreement, this Agreement shall control. It is the intent of Mellon and the Trust that the Service Level Agreements guide Mellon and the Trust on the scope and nature of their responsibilities and their general performance objectives under this Agreement so as to minimize the potential for operational problems. Accordingly, the Service Level Agreements do not constitute separately enforceable agreements between Mellon and the Trust. Mellon and the Trust acknowledge the importance of the Service Level Agreements to the provision of administration and accounting services to the Fund and further acknowledge that they represent the understanding and expectation of the parties as to the provision of such services. However, the failure to perform tasks strictly in accord with a Service Level Agreement will not necessarily constitute a breach of this Agreement. Both Mellon and the Trust understand that, to the extent that provisions of a Service Level Agreement reflect Mellon's policies and procedures in place for its customers generally, Mellon reserves the right to alter such provisions and will provide the Trust with reasonable notice of any such changes. Provisions of a Service Level Agreement that have resulted from negotiation between Mellon and the Trust may only be changed by mutual written consent, which consent may not be unreasonably withheld. In such instances and to the extent any deviation from the explicit provisions of the Service Level Agreements is not material to the provision of administration and accounting services to the Fund, the actual procedures and practices of Mellon and the Trust shall control over the provisions in Appendix D.

9. Miscellaneous.

      a. Appendix A is a Certificate signed by the Secretary of the Trust setting forth the names and the signatures of Authorized Persons. The Trust shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received,

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Mellon shall be fully protected in acting upon Instructions from Authorized
Persons as set forth in the last delivered Certificate.

      b. Appendix B is a Certificate signed by the Secretary of the Trust setting forth the names and the signatures of the present officers of the Trust. The Trust agrees to furnish to Mellon a new Certificate when any changes are made. Until a new Certificate is received, Mellon shall be fully protected in relying upon the last delivered Certificate.

      c. Notice. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or Mellon shall be sufficiently given if addressed to that party and received by it at its offices as set forth below or at such other place as the parties may from time to time designate to the other in writing.

To Mellon:

Mellon Bank, N.A.
135 Santilli Highway
Everett, MA 02155
Attention: Candice Walker

To the Trust or the Fund:

Mellon Institutional Funds Investment Trust
One Boston Place
Boston, MA 02108
Attention: Denise B. Kneeland

      d. Amendments. This Agreement may not be amended or modified except by a written agreement executed by Mellon and the Trust.

      e. Assignment. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of Mellon, or by Mellon without the written consent of the Trust authorized or approved by a vote of the Board; provided, however, that Mellon may assign the Agreement or any function thereof to any corporation or entity that directly or indirectly is controlled by, or is under common control with, Mellon and any other attempted assignment without written consent shall be null and void.

      f. Third-Party Rights. Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

      g. Choice of Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of laws provisions. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Securities and Exchange Commission thereunder.

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      h. Captions. The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      i. Authorizations. Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party. Each party further represents that the individual signing on its behalf has the requisite authority to bind it to the terms of this Agreement.

      j. Privacy. Mellon acknowledges and agrees that certain information made available to it hereunder may be deemed non-public personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder (collectively, "Privacy Laws"). Mellon hereby agrees (i) not to disclose or use such information except as required to carry out its duties under this Agreement or as otherwise permitted by law in its ordinary course of business, (ii) to establish and maintain procedures reasonably designed to assure the security and privacy of all such information, and (iii) to cooperate with the Trust and provide reasonable assistance in ensuring compliance with such Privacy Laws to the extent applicable to Mellon.

      k. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

MELLON INSTITUTIONAL FUNDS INVESTMENT TRUST
On behalf of its series, MELLON INSTITUTIONAL MARKET NEUTRAL FUND

By:    /s/ BARBARA A. MCCANN
       ----------------------------
Name:  Barbara A. McCann
Title: Secretary and Vice President

MELLON BANK, N.A.

By:    /s/ CHRISTOPHER HEALY
       ----------------------------
Name:  Christopher Healy
Title: First Vice President

                                   APPENDIX A
                               AUTHORIZED PERSONS

      I, Barbara A. McCann, the Secretary of Mellon Institutional Funds Investment Trust (the "Trust") on behalf of Mellon Institutional Market Neutral Fund (the "Fund"), a business trust organized under the laws of the Commonwealth of Massachusetts, do hereby certify that:

      The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and the Fund and the specimen signatures set forth opposite their respective names are their true and correct signatures:

For the Trust and the Fund:

Trade Processing

Oliver E. Buckley                                   [Signature Specimen on File]
                                                    ----------------------------

Timothy E. Burke                                    [Signature Specimen on File]
                                                    ----------------------------

John S. Cone                                        [Signature Specimen on File]
                                                    ----------------------------

Caroline Conway                                     [Signature Specimen on File]
                                                    ----------------------------

Kristin J. Crawford                                 [Signature Specimen on File]
                                                    ----------------------------

Amitabh Dugar                                       [Signature Specimen on File]
                                                    ----------------------------

Michael F. Dunn                                     [Signature Specimen on File]
                                                    ----------------------------

Langton C. Garvin                                   [Signature Specimen on File]
                                                    ----------------------------

Maria Marroquin                                     [Signature Specimen on File]
                                                    ----------------------------

Mary McDermott-Holland                              [Signature Specimen on File]
                                                    ----------------------------

Gregg E. Pendergast                                 [Signature Specimen on File]
                                                    ----------------------------

Thomas A. Quinn                                     [Signature Specimen on File]
                                                    ----------------------------

Jason D. Schumacher                                 [Signature Specimen on File]
                                                    ----------------------------

Patrick M. Slattery                                 [Signature Specimen on File]
                                                    ----------------------------

Mutual Fund Operations:

Barbara A. McCann                                   [Signature Specimen on File]
                                                    ----------------------------

Denise B. Kneeland                                  [Signature Specimen on File]
                                                    ----------------------------

Craig Maroney                                       [Signature Specimen on File]
                                                    ----------------------------

Treasury:

Steven M. Anderson                                  [Signature Specimen on File]
                                                    ----------------------------

Sean D. Favata                                      [Signature Specimen on File]
                                                    ----------------------------

Bryan Demps                                         [Signature Specimen on File]
                                                    ----------------------------

                                                    By:    /s/ BARBARA A. MCCANN
                                                           ---------------------
                                                    Name:  Barbara A. McCann
                                                           Secretary and
                                                           Vice President

                                                    Dated: December 18, 2006

                                   APPENDIX B
                                 TRUST OFFICERS

      I, Barbara A. McCann, the Secretary of Mellon Institutional Funds Investment Trust (the "Trust") on behalf of Mellon Institutional Market Neutral Fund (the "Fund"), a business trust organized under the laws of the Commonwealth of Massachusetts, do hereby certify that:

      The following individuals serve in the following positions with the Trust on behalf of the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's governing instruments and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name                 Position                       Signature
----                 --------                       ---------

Patrick J. Sheppard  President and Chief Executive  [Signature Specimen on File]
                     Officer                        ----------------------------

Barbara A. McCann    Vice President and Secretary   [Signature Specimen on File]
                                                    ----------------------------

Steven M. Anderson   Vice President and Treasurer   [Signature Specimen on File]
                                                    ----------------------------

Denise B. Kneeland   Assistant Vice President       [Signature Specimen on File]
                                                    ----------------------------

Mary T. Lomasney     Chief Compliance Officer       [Signature Specimen on File]
                                                    ----------------------------

                                                    By:    /s/ BARBARA A. MCCANN
                                                           ---------------------
                                                    Name:  Barbara A. McCann
                                                           Secretary and
                                                           Vice President

                                                    Dated: December 18, 2006

                                   APPENDIX C
                                FEES AND EXPENSES

The Fund shall pay Mellon the following fees and reimburse Mellon for the following expenses for the provision of administration and accounting services under the Agreement:

Mellon, acting as service provider for the Mellon Institutional Market Neutral Fund, would base its compensation according to the schedule that follows. Core fund accounting services include maintaining investment ledgers, maintaining general ledger and capital stock accounts, calculating daily net asset value and distributing NAVs to third parties as directed.

Clients are responsible for communications hardware, and software to support data transmissions to/from Mellon.

This schedule is meant to provide the Mellon Institutional Market Neutral Fund with a good faith estimate of fees and is based on our understanding of your requirements to this point for the fund. Should the nature of the account change dramatically, Mellon reserves the right to re-negotiate its compensation based on the situation that exists in the account at such time. If non-standard or special services are requested, Mellon may negotiate additional compensation accordingly.

                   Mellon's Fund Accounting Services Include:

*     Maintaining Investment Ledgers

*     Processing Fund Transactions

*     Preparing Trial Balance

*     Maintaining Capital Stock Activity

*     Maintaining Fund General Ledger

*     Processing Accrual and Amortization Daily

*     Accruing for Fund Expenses

*     Calculating and Distribute Fund NAV

Fund Accounting Services Fees

Annual Fee Per Fund Per Year:

$45,000 per Fund per Year
$ 3,000 per Each Additional Class of Shares per Year

                 Mellon's Fund Administration Services Include:

*     Audit Coordination

*     IRS Compliance

*     Financial Reporting

*     Board Reporting

Fund Administration Services Fees (Complex)

$15,000 per Fund per Year
$ 3,000 per Each Additional Class of Shares

            Mellon's Institutional Transfer Agency Services Include:

Fee assumes that the Trust will maintain phones for shareholder inquiries, account set-up, and shareholder recordkeeping for shareholder accounts.

Institutional Transfer Agency Fees

$6,000 base fee per Fund or Class
$19.06 per Open Shareholder Account in a daily dividend fund
$12.84 per Open Shareholder Account in a quarterly/annual dividend fund
$ 1.20 per Closed Shareholder Account
$10.00 Custodial Fee per IRA/Keough account ($25.00 maximum per participant)

                             Out of Pocket Expenses:

Mellon will pass-through to the Fund expenses for actual out of pocket expenses incurred by Mellon in association with servicing the Mellon Institutional Market Neutral Fund. Some out of pocket expenses include:

*     Pricing and Verification Services

*     Printing, Delivery and Postage

*     Telecommunication

*     Legal Costs

*     NSCC Charges

*     Microfiche Charges

*     Third-party Fees Related to Fund Servicing

*     Forms and Supplies

*     Custom Report Development

*     Custom System Development

*     Transfer Agent Out-of-Pocket Expenses

*     Transfer Agent Cash Management

Mellon Institutional Funds Investment Trust,     Mellon Bank, N.A.
on behalf of its series, Mellon Institutional
Market Neutral Fund

Signed by: /s/ BARBARA A. MCCANN                 Signed by: /s/ CANDICE WALKER
           ---------------------                            ------------------
           Barbara A. McCann                                Candice Walker

Title:     Vice President and Secretary          Title: Vice President

Date: December 18, 2006                          Date: December 22, 2006

                                   APPENDIX D

                            SERVICE LEVEL AGREEMENTS

                                       D-1